Origin Materials, Inc. Reports Operating and Financial Results for Third Quarter 2023

– Origin 1 Commences Commercial-Scale Production –
– Origin 2 Project Development Advances with Increasing Interest from Strategic Partners –
– Contracted Offtake Agreements and Capacity Reservations Exceed $10 Billion –
– Updates 2023 Revenue and Adjusted EBITDA Outlook –

WEST SACRAMENTO, CA., November 9, 2023 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its third quarter ended September 30, 2023.

“First, I would like to extend a warm welcome to Matt Plavan, Origin’s new CFO,” said Rich Riley, Co-Chief Executive Officer of Origin. “I am confident Matt will be a tremendous addition to the team. Moreover, we are thrilled to have started production at Origin 1 in early October and are now in the process of sending CMF and HTC to our customers and strategic partners. Our commercial partners have responded positively to this news, and many have already visited our plant. Their $10 billion in signed offtake agreements and capacity reservations represent a powerful demand pull for Origin’s products and clear validation that our proprietary technology is important to their global sustainability mandates. With regard to Origin 2, we continue to advance the project with an appropriate focus on optimal funding strategies and have been pleased that many of our strategic partners have leaned-in and asked how they can help us bring world-scale plants online as soon as possible. This may include co-development with one or more of these strategic partners. We look forward to providing more detail on less capital-intensive strategies for building world-scale plants in our February 2024 earnings call. As we advance Origin 2, we are at the same time implementing a rigorous cash conservation program, balancing our need to reach EBITDA positive with the need to maintain our forward momentum. As such, we are prioritizing revenue-generating projects with the greatest contribution to near-term cash and seizing opportunities to defer research expenses or other programs targeting longer-term results, consistent with feedback from investors, with whom we have spent substantial time last quarter. We remain committed to bringing our sustainable products to market while maximizing shareholder value.”

Company Third Quarter and Recent Business Highlights
Origin Materials reported quarterly revenue of $7.1 million generated by joint development agreements and the Company’s supply chain activation program. Our engagements with some of the world’s leading companies to deploy our technology platform continue to accelerate, with world-class, well-capitalized market leaders among prospective partners for licensing and project co-development. We expect our customers and strategic partners to increase their engagement with us in commercializing our technology platform as they begin to receive materials from Origin 1 for application development. We intend to provide more detail on these less capital-intensive strategies for building world-scale plants in our February 2024 earnings call. Third quarter and recent business highlights include:

•Origin Materials Announces Commencement of Commercial-Scale Production at Origin 1. The state-of-the-art plant scales up the Company’s core technology platform for converting sustainable wood residues into intermediate chemicals, including CMF, HTC, and oils and extractives, a key milestone for advancing the Company's strategic partnerships. Origin’s products can decarbonize and improve the performance of a wide range of end-products, including bio-based apparel and textiles, green tires for the automotive industry, and bio-based, fully recyclable packaging.
•Origin Materials Announces Appointment of Matt Plavan as Chief Financial Officer. Mr. Plavan brings sixteen years of public company executive experience at technology-driven companies operating in complex business environments, as well as a proven track record of leading initiatives to fund the commercial scale up of disruptive technologies into well-established industries.
•Origin Materials Awarded BioMADE Funding to Advance Department of Defense Sustainability Goals. Origin Materials is one of nine projects announced by BioMADE, totaling $18.7 million in funding, that aim to aid in the advancement of Department of Defense supply chain resiliency and sustainability goals, re-shore manufacturing jobs to the United States, and enhance the domestic bioindustrial manufacturing ecosystem.

Origin 1 and Origin 2 Update
Following the close of the second quarter, the Company announced the commencement of commercial-scale production at Origin 1, located in Sarnia, Ontario, Canada. This achievement is a key milestone for advancing the Company’s strategic partnerships, and we are currently in the process of delivering materials produced at Origin 1 to customers and strategic partners. For CMF, this includes a specialty chemical company and a major surfactants company. For HTC, this includes several major carbon black companies for use in green tires and other applications. Major tire companies, rubber companies, and specialty carbon users spanning plastics, batteries, pigments, inks, coatings, dispersions and other applications have expressed interest in HTC produced at Origin 1. Plant production is expected to ramp up and feedstocks will be varied over the coming months. Origin 1 is part batch, part continuous, enabling the team to adjust operating parameters more easily than if the plant were fully continuous.

With respect to Origin 2, the project continues to advance with an appropriate focus on optimal funding strategies. The mix of funding is evolving with increasing interest from strategic partners. The next step for Origin 2 is a revised FEED, or front-end engineering design package, and the Company will provide an update when appropriate.

Results for Third Quarter 2023
Cash, cash equivalents and marketable securities were $189.5 million as of September 30, 2023.
Revenue for the third quarter was $7.1 million compared to zero in the prior-year period, driven mostly by our supply chain revenues.
Operating expenses for the third quarter were $12.9 million compared to $9.7 million in the prior-year period, the difference driven by increased general and administrative expenses.
Net income was $30.9 million for the third quarter compared to net income of $8.3 million in the prior-year period.

Adjusted EBITDA loss was $9.5 million for the third quarter compared to a loss of $8.4 million in the prior-year period.
Shares outstanding as of September 30, 2023 were 144.2 million including 4.5 million shares that are subject to forfeiture based on share price performance targets previously disclosed in our filings.

Full Year 2023 Outlook
Based on current business conditions, business trends and other factors, the Company is updating the following guidance for revenue and Adjusted EBITDA for fiscal year 2023:

•Consistent with the focus on cash management, during the quarter, the Company intentionally scaled back its supply chain activation business because, although it has long-term strategic value, it has low short-term margins and high working capital requirements. Additionally, some joint development programs expected to close in 2023 are now expected to close in 2024.

Therefore, the Company now expects 2023 revenue of $25 million to $30 million versus $40 million to $60 million.
•From this reprioritization, we expect a beneficial impact on EBITDA loss, improving our guidance range to $45 million to $50 million from $50 million to $60 million.

For a reconciliation of a non-GAAP figure to the applicable GAAP figure, please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 9, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s third quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-877-550-1707 (domestic) or +1-848-488-9020 (international). A telephonic replay will be available approximately three hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 11154017. The replay will be available until 11:59 p.m. Eastern Time on November 16, 2023.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, fuels, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest (income) expenses, (iv) change in fair value of derivative, (v) change in fair value of warrants liability, (vi) change in fair value of earnout liability, and (vii) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

The Company is unable to reconcile forward-looking Adjusted EBITDA information provided in this press release to net income, the most closely comparable U.S. GAAP financial measure, without unreasonable efforts. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items expected to impact net income in the future but not expected to impact forward-looking Adjusted EBITDA. These include, among other things, stock-based compensation expense, depreciation and amortization, interest income, and interest expense, which are inherently unpredictable. The Company currently expects to continue to exclude these items in future disclosures of any forward-looking Adjusted EBITDA and may also exclude other items that may arise. Information related to these items, which is unavailable at this time, could have a significant impact on the Company’s U.S. GAAP net income.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, anticipated synergies from partnerships, ability to preserve cash and bring sustainable products to market while maximizing shareholder value, ability to bring world-scale plants online as soon as possible, expectation of increased engagement of our partners, access to financing sources, budget and timelines for Origin 2, anticipated benefits of and demand for our potential products and platform, ability to convert capacity reservations and offtake agreements into revenue, commercial and operating plans, product development plans and announcements of such plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on November 9, 2023, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	September 30, 2023 (Unaudited)	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$66,106	$107,858
Restricted cash	—	490
Marketable securities	123,430	215,464
Accounts receivable	10,625	—
Other receivables	1,852	4,346
Inventory	821	—
Derivative asset	277	—
Prepaid expenses and other current assets	6,041	3,341
Total current assets	209,152	331,499
Property, plant, and equipment, net	234,117	154,183
Operating lease right-of-use asset	4,610	2,779
Intangible assets, net	129	160
Other long-term assets	23,033	5,079
Total assets	$471,041	$493,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,991	$10,384
Accrued expenses	7,071	8,414
Operating lease liability, current	404	619
Deferred income	1,374	—
Other liabilities, current	2,896	51
Derivative liability	—	344
Total current liabilities	16,736	19,812

Earnout liability	3,629	42,533
Canadian Government Research and Development Program liability	7,169	7,185
Assumed common stock warrants liability	3,434	30,872
Notes payable	3,459	5,847
Operating lease liability	4,270	2,249
Other liabilities, long-term	8,257	8,297
Total liabilities	$46,954	$116,795

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 144,198,529 and 143,034,225, issued and outstanding as of September 30, 2023 and December 31, 2022, respectively (including 4,500,000 Sponsor Vesting Shares)	14	14
Additional paid-in capital	380,295	371,072
Retained earnings	56,008	21,772
Accumulated other comprehensive loss	(12,230)	(15,953)
Total stockholders’ equity	424,087	376,905
Total liabilities and stockholders’ equity	$471,041	$493,700

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$7,140	$—	$15,742	$—
Cost of revenues (exclusive of depreciation and amortization shown separately below)	6,340	—	14,114	—
Operating expenses
Research and development	4,927	3,732	15,398	8,717
General and administrative	7,633	5,834	23,908	16,769
Depreciation and amortization	386	180	1,021	488
Total operating expenses	12,946	9,746	40,327	25,974
Loss from operations	(12,146)	(9,746)	(38,699)	(25,974)
Other income (expenses)
Interest income (expenses)	(1,130)	2,309	4,308	6,077
Gain in fair value of derivatives	126	1,129	620	1,725
Gain (loss) in fair value of warrants liability	22,815	(1,419)	27,438	15,610
Gain in fair value of earnout liability	18,757	15,147	39,137	63,561
Other income, net	2,603	879	1,655	1,577
Total other income, net	43,171	18,045	73,158	88,550
Net income before income tax expenses	31,025	8,299	34,459	62,576
Income tax expenses	(94)	—	(223)	—
Net income	$30,931	$8,299	$34,236	$62,576
Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities, net of tax	$1,593	$(1,403)	$4,507	$(10,783)
Foreign currency translation adjustment, net of tax	(4,176)	(7,253)	(784)	(8,061)
Total comprehensive income (loss)	$28,348	$(357)	$37,959	$43,732
Net income per share, basic	$0.22	$0.06	$0.25	$0.46
Net income per share, diluted	$0.22	$0.06	$0.24	$0.44
Weighted-average common shares outstanding, basic	139,806,045	138,061,829	139,374,106	137,348,180
Weighted-average common shares outstanding, diluted	142,703,550	142,197,014	142,872,174	142,134,560

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities
Net income	$34,236	$62,576
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,055	488
Amortization on right-of-use asset	458	423
Stock-based compensation	7,031	3,719
Realized gain of marketable securities	(1,706)	—
Amortization premium and discount of marketable securities, net	3,701	—
Change in fair value of derivatives	(620)	(1,725)
Change in fair value of common stock warrants liability	(27,438)	(15,610)
Change in fair value of earnout liability	(39,137)	(63,561)
Change in fair value of incremental acquisition fee accrual	—	(35)
Changes in operating assets and liabilities:
Receivables	(8,130)	(926)
Inventory	(821)	—
Prepaid expenses and other current assets	(2,703)	(1,464)
Other long-term assets	(17,954)	(5,019)
Accounts payable	2,819	5,195
Accrued expenses	1,707	4,380
Operating lease liability	(529)	(338)
Deferred income	1,374	—
Other liabilities, current	2,846	2,214
Other liabilities, long-term	(2,636)	221
Net cash used in operating activities	(46,447)	(9,462)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(90,113)	(57,825)
Purchases of marketable securities	(3,092,218)	(2,584,027)
Sales of marketable securities	3,057,700	2,587,649
Maturities of marketable securities	129,081	124,319
Capitalized interest on plant construction	—	(133)
Net cash provided by investing activities	4,450	69,983
Cash flows from financing activities
Proceeds from exercise of stock options	145	371
Net cash provided by financing activities	145	371
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(390)	(4,549)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(42,242)	56,343
Cash and cash equivalents, and restricted cash, beginning of the period	108,348	47,127
Cash and cash equivalents, and restricted cash, end of the period	$66,106	$103,470

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Net income	$30,931	$8,299	$34,236	$62,576
Stock based compensation	2,380	1,146	7,031	3,719
Depreciation and amortization	386	180	1,021	488
Interest (income) expenses	1,130	(2,309)	(4,308)	(6,077)
Gain in fair value of derivatives	(126)	(1,129)	(620)	(1,725)
(Gain) loss in fair value of warrants liability	(22,815)	1,419	(27,438)	(15,610)
Gain in fair value of earnout liability	(18,757)	(15,147)	(39,137)	(63,561)
Other income, net	(2,603)	(879)	(1,655)	(1,577)
Adjusted EBITDA	$(9,474)	$(8,420)	$(30,870)	$(21,767)